UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 1, 2005

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10801 Corporate Drive, Pleasant Prairie, Wisconsin 53158-1603
(Address of principal executive offices)

Registrant's telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

1.	Effective as of April 1, 2005, the Organization and Executive Compensation Committee (the “Committee”) of the Board of Directors of Snap-on Incorporated (the “Company”) approved additional grants of (i) non-qualified stock options and (ii) performance shares to Mr. Alan T. Biland, Senior Vice President of the Company and President – Snap-on Tools Company LLC, and Mr. Thomas J. Ward, Vice President and President – Diagnostics and Information Group, as set forth below. The stock options will vest at the rate of one-half on February 18, 2006 and one-half on February 18, 2007. Vesting of the Performance Shares at the end of the measurement period will be dependent upon the Company’s performance relative to revenue growth and return on net assets employed before interest and taxes for fiscal years 2005, 2006 and 2007. For performance between the threshold and target levels, the participant will receive cash and performance shares. For performance above the target level, the participant will receive a cash payment.

Name	Number of Stock Options	Number of Performance Shares
Alan T. Biland	16,000	5,000
Thomas J. Ward	3,220	1,215

2.	Effective as of April 5, 2005, Ms. Jeanne M. Moreno, the Company’s Vice President and Chief Information Officer, entered into the Company’s form of Restated Senior Officer Agreement (the “Agreement”). The Agreement was attached as Exhibit 10(c) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: April 7, 2005	By:	/s/ Susan F. Marrinan
Susan F. Marrinan, Vice President, Secretary and Chief Legal Officer

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